POWER OF ATTORNEY

     The undersigned trustees of Everest Funds (the “Trust”) hereby appoint Douglas Larson and Vinod Gupta, and each of them, as attorneys-in-fact and agents, with the power to execute and to file any of the documents referred to below relating to the registration of the Trust’s securities under the Securities Act of 1933, as amended, including the Trust’s Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order ruling.  Each of the undersigned grants to each of the said attorneys-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned directors hereby execute this Power of Attorney as of this 16th day of January, 2004.

Name

Title

/S/  HAROLD W ANDERSEN

Trustee

Harold W. Andersen

/S/  VINOD GUPTA

Trustee, Chairperson and Treasurer

Vinod Gupta

/S/  GEORGE KUBAT

Trustee

George Kubat

/S/  KEVIN CAWLEY

Trustee

Kevin Cawley

/S/ JESS GUPTA

Trustee

Jess Gupta